Exhibit 21.1

ECHOSTAR CORPORATION

List of Subsidaries

Subsidiary	Jurisdiction
Hughes Satellite System Corporation Hughes Communications, Inc.	Colorado Delaware
Hughes Network Systems, LLC	Delaware
EchoStar XXIV L.L.C.	Colorado
EchoStar Orbital L.L.C.	Colorado
EchoStar Mexico Holdings Corporation	Colorado
EchoStar Corporation L.L.C.	Colorado
EchoStar Intercompany Receivable Company L.L.C.	Colorado
Sawatch Limited	United Kingdom
EchoStar Mobile Limited	Ireland
HNS Participacoes e Empreendimentos, Ltda	Brazil
HNS de Mexico S.A. de C.V.	Mexico

DISH Network Corporation

DISH Orbital Corporation

DBS Intercompany Receivable Company L.L.C.

DBSD Corporation

DISH DBS Issuer

DBSD Services Limited

DISH DBS Corporation

DISH Network L.L.C.

DISH Operating L.L.C.

Echosphere L.L.C.

DISH Network Service L.L.C.

DISH Wireless Holding L.L.C.

DISH Wireless L.L.C.

DISH Broadcasting Corporation

DISH Technologies L.L.C.

Sling TV Holding L.L.C.

Colorado Colorado Colorado Colorado Delaware United Kingdom Colorado Colorado Colorado Colorado Colorado Colorado Colorado Colorado Colorado Colorado